UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2011, the Board of Directors (the “Board”) of Sun River Energy, Inc. (the "Company") appointed Dr. Steven R. Henson to serve as a member of the Company’s Board of Directors. The appointment of Dr. Henson filled a vacancy on the Board that was created by the Board’s increase in the number of members comprising the Board, as discussed in Item 5.03 of this Current Report. The Board intends for Dr. Henson to serve as an additional independent director for the Company, increasing the total number of independent directors so that the Company can meet board composition requirements for potential listing on a national stock exchange. The Company expects Dr. Henson to be named as a member of the Board’s Audit Committee, which is expected to be established by the Board.

From 2007 to the present, Dr. Henson has served as the Director of Emergency Medicine for Galichia Heart Hospital. During the period 2004 through 2009, Dr. Henson served on the Board of Directors of Epic Holdings, Inc. He also served on the Board of Directors of EagleMed, LLC (“EagleMed”), and served as the Executive Medical Director of EagleMed from 1995 through the present. Dr. Henson has also served on the Board of Directors of Indulge Media Group, from 2008 through the present. During that same time period, he also served as CFO for Indulge Media Group. Dr. Henson also served on the Board of Directors for Aero Innovative Corporation from 2009 through the present, and he served on the Board of Directors for Oxford Development Company from 2010 through 2011. There was no arrangement or understanding between Dr. Henson, on the one hand, and any other person, on the other hand, pursuant to which Dr. Henson was selected as director.

On March 31, 2011, the Board appointed Judson F. Hoover, age 53, as the Company's Chief Financial Officer. Mr. Hoover will be replacing Don Schmidt as acting CFO, so that Mr. Schmidt may focus on his duties as CEO of the Company. There was no arrangement or understanding between Mr. Hoover, on the one hand, and any other person, on the other hand, pursuant to which Mr. Hoover was selected as Chief Financial Officer. Mr. Hoover does not have a family relationship with any current director or executive officer of the Company.

Since January 12, 2011, Mr. Hoover has been employed by the Company on an interim basis to provide financial and other services to the Company. He received his Bachelor of Science degree from Regis University in 1986. Shortly after graduation, he received his Certificate of Public Accounting in the State of Colorado. He has extensive experience in financial matters, mergers, acquisitions, restructuring, public company compliance, oil and gas operations, and real estate. From December 2004 to March 2007, Mr. Hoover served as CFO for Ness Energy International, a publicly traded oil and gas company with operations in Texas and Israel. From June 2007 to June 2009, he served as Controller for Union Drilling, Inc., another publicly traded oil and gas company. From June 2009 to January 2011, Mr. Hoover also owned and operated a business consulting firm. With over 20 years of national and international experience in executive management, of which 10 years were in oil and gas and 22 years were served on behalf of publicly traded companies, the Board believes Mr. Hoover will be a tremendous asset to the Company.

Effective March 31, 2011, the Company entered into an employment agreement with Mr. Hoover, which agreement will remain in place following his appointment as an executive officer of the Company. The employment agreement provides for an initial term of three years and will automatically renew for additional one-year terms unless either party gives notice 60 days prior to the end of the then-current term of its intent to terminate the agreement. Pursuant to the terms of the employment agreement, Mr. Hoover receives an annual minimum base salary of $130,000 during the term of his employment, which amount will increase to $170,000 effective June 1, 2011. Further, this salary is subject to increase upon approval by the Company's management. Mr. Hoover is entitled to receive a bonus, in cash or in shares at the sole discretion of the Company's management. Mr. Hoover is entitled to receive stock options to purchase 250,000 shares of the Company's common stock, which options shall vest in equal monthly installments over a period of 36 months and will have an exercise price equal to the fair market value of the Company's common stock on February 25, 2011, the date Mr. Hoover began providing services comparable to CFO for the Company.

In the event Mr. Hoover's employment is terminated by the Company other than for "Cause" as defined in the employment agreement or by him for "Good Reason" as defined in the employment agreement, he shall be entitled to receive all compensation earned through the date of the termination plus any accrued but unpaid expenses required to be reimbursed under the employment agreement, any vacation accrued to the termination date and an amount equal to his base salary beginning on the termination date as defined in the employment agreement and ending one year from the termination date. If the termination date for any such termination occurs in the third year of the term of the employment agreement, then, in addition to compensation earned through the date of the termination, any accrued but unpaid expenses required to be reimbursed under the employment agreement, and any vacation accrued to the termination date, Mr. Hoover shall receive his pro-rata base salary until the third anniversary of the date of the employment agreement. This severance is payable in equal monthly installments beginning on the last day of the first month following the termination date, subject to Mr. Hoover's execution and delivery of a release satisfactory to the Company.

The foregoing description of Mr. Hoover’s employment agreement is qualified in all respects by reference to the full text of such employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference in this Item 5.02.

On March 31, 2011, the Board of Directors of the Company appointed James E. Pennington, age 51, as the Company's General Counsel and Secretary. There was no arrangement or understanding between Mr. Pennington, on the one hand, and any other person, on the other hand, pursuant to which Mr. Pennington was selected as General Counsel and Secretary. Mr. Pennington does not have a family relationship with any current director or executive officer of the Company. Mr. Pennington has been providing services as the Company's General Counsel since January 12, 2011. Prior to January 12, 2011, Mr. Pennington was acting as outside legal counsel for the Company and handled a variety of legal matters for the Company. As General Counsel, Mr. Pennington will be responsible for all legal matters for the Company, including SEC related matters, Sarbanes Oxley compliance, corporate governance, and managing and overseeing work performed by outside legal counsel. Prior to joining the Company, Mr. Pennington had his own law firm, Law Offices of James E. Pennington, P.C., where he practiced law for over 15 years of his 25 year law career. He obtained his law degree from Southern Methodist University School of Law in 1986. Mr. Pennington is licensed to practice law in both Texas and Colorado. He is an experienced attorney with an AV rating, which is the highest rating given to an attorney by the Martindale-Hubbell Law Directory. Mr. Pennington will replace the Company’s former General Counsel and Secretary, Stuart Newsome. Ms. Newsome will remain with the Company, as manager of the Company’s land department.

Effective March 31, 2011, the Company entered into an employment agreement with Mr. Pennington, which agreement will remain in place following his appointment as an executive officer of the Company. The employment agreement provides for an initial term of three years and will automatically renew for additional one-year terms unless either party gives notice 60 days prior to the end of the then-current term of its intent to terminate the agreement. Pursuant to the terms of the employment agreement, Mr. Pennington receives an annual minimum base salary of $225,000 during the term of his employment, which amount is subject to increase upon approval by the Company's management. Mr. Pennington is entitled to receive a bonus, in cash or in shares at the sole discretion of the Company's management. Mr. Pennington is entitled to receive stock options to purchase 300,000 shares of the Company's common stock, which options shall vest in equal monthly installments over a period of 36 months and will have an exercise price equal to the fair market value of the Company's common stock on January 12, 2011, the date Mr. Pennington began providing services comparable to General Counsel for the Company.

In the event Mr. Pennington's employment is terminated by the Company other than for "Cause" as defined in the employment agreement or by him for "Good Reason" as defined in the employment agreement, he shall be entitled to receive all compensation earned through the date of the termination plus any accrued but unpaid expenses required to be reimbursed under the employment agreement, any vacation accrued to the termination date and an amount equal to his base salary beginning on the termination date as defined in the employment agreement and ending one year from the termination date. If the termination date for any such termination occurs in the third year of the term of the employment agreement, then, in addition to compensation earned through the date of the termination, any accrued but unpaid expenses required to be reimbursed under the employment agreement, and any vacation accrued to the termination date, Mr. Pennington shall receive his pro-rata base salary until the third anniversary of the date of the employment agreement. This severance is payable in equal monthly installments beginning on the last day of the first month following the termination date, subject to Mr. Pennington's execution and delivery of a release satisfactory to the Company.

The foregoing description of Mr. Pennington’s employment agreement is qualified in all respects by reference to the full text of such employment agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated by reference in this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 31, 2011, the Board approved an amendment (the “Bylaw Amendment”) to the Company’s bylaws. The Bylaw Amendment increased the maximum number of members on the Board from 3 to 6. In addition, the Bylaw Amendment removed a bylaw requirement that 90% of the outstanding shares of stock approve an increase in the number of members of the Board above 3, as such requirement was not authorized by the Company’s Articles of Incorporation. Finally, the Bylaw Amendment clarified that the directors and stockholders have the right to determine the number of members of the Board within the authorized range. The Board approved the Bylaw Amendment to conform to legal requirements and to increase its size and the number of its independent directors so that it can meet board composition requirements for potential listing on a national stock exchange.

The foregoing description of the Bylaw Amendment is qualified in all respects by reference to the text of the Bylaw Amendment, a copy of which is filed as Exhibit 3.2 to this Current Report and incorporated by reference in this Item 5.03.

Item 8.01 Other Events

On April 1, 2011, the Company issued a press release announcing the appointment of Dr. Steven R. Henson to the Board of Directors, the appointment of Judson F. Hoover as CFO and theappointment of James E. Pennington as General Counsel. The full text of the press release is attached herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
3.1(i)	Text of Bylaw Amendment adopted March 31, 2011
10.1	Employment Agreement as of March 31, 2011 by and between Sun River Energy, Inc. and Judson F. Hoover
10.2	Employment Agreement as of March 31, 2011 by and between Sun River Energy, Inc. and James E. Pennington
99.1	Text of Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.

Date: April 1, 2011	By:	/s/ Donal R. Schmidt, Jr.
Name: Donal R. Schmidt, Jr.
Title: Chief Executive Officer